Exhibit 10.3

DIRECTOR NON-COMPETITION AGREEMENT

This Director Non-Competition Agreement, dated as of October 26, 2017 (this “Agreement”), is made by and among Glacier Bancorp, Inc. (“GBCI”), Glacier Bank, a wholly owned subsidiary of GBCI (“Glacier Bank”), Inter-Mountain Bancorp., Inc. (“IMB”), First Security Bank, a wholly owned subsidiary of IMB (the “Bank”), and the undersigned director, who currently serves as a director of IMB (the “Director”).

RECITALS

A.	IMB and the Bank have entered into a Plan and Agreement of Merger, dated October 26, 2017 (the “Merger Agreement”), with GBCI and Glacier Bank. Under the terms of the Merger Agreement, IMB will merge with and into GBCI, the Bank will be merged with and into Glacier Bank (collectively the “Merger”), and the former branches of the Bank will operate as part of one or more divisions of Glacier Bank (each, a “Division”).

B.	The parties to this Agreement believe that the future success and profitability of GBCI and the Division, following the Merger, require that no Director be affiliated in any substantial way with a Competing Business for a reasonable period of time after closing of the Merger and/or termination of such Director’s status as a director of the Division.

AGREEMENT

In consideration of the parties’ performance under the Merger Agreement, the Director agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

a.	“Competing Business” means any depository, financial institution, wealth management company, or trust company, or holding company thereof (including without limitation any start-up bank or bank in formation), operating anywhere within the Covered Area.

b.	“Covered Area” means the Montana counties of Blaine, Broadwater, Cascade, Chouteau, Deer Lodge, Fergus, Flathead, Gallatin, Hill, Lake, Lewis and Clark, Liberty, Lincoln, Madison, Meagher, Missoula, Ravalli, Sanders, Silver Bow, Teton, Yellowstone, and any other county in Montana where Glacier Bank or GBCI has a commercial banking office as of the date of this Agreement.

c.	“Term” means the period of time beginning on the Effective Date and ending on the later to occur of (i) two (2) years after the Effective Date or (ii) two (2) years following the termination of any service by Director as a director of a Division.

2.	Participation in Competing Business. Except as provided in Section 5 or 6, during the Term, the Director may not become involved with a Competing Business in any capacity or serve, directly or indirectly, a Competing Business in any manner, including without limitation (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative or (b) during the organization and pre-opening phases in the formation of a Competing Business.

3.	No Solicitation. During the Term, the Director shall not, directly or indirectly, either for himself or herself or for any other person, solicit or attempt to solicit (a) any employees or independent contractors of GBCI or GBCI’s subsidiaries, divisions, or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business, (b) any customers, business partners, or joint venturers of GBCI or GBCI’s subsidiaries, divisions, or affiliates to transfer their business to a Competing Business or to reduce such customers’, business partners’ or joint venturers’ business or cease doing business with GBCI or GBCI’s subsidiaries, divisions, or affiliates or (c) the termination of an employment or contractual relationship between GBCI or GBCI’s subsidiaries, divisions, or affiliates and any employee, independent contractor, customer, business partner, or joint venturer. Solicitation prohibited under this Section 3 includes solicitation by any means, including, without limitation, meetings, letters or other direct mailings, electronic communications of any kind, and internet communications.

4.	Confidential Information.

a.	Confidentiality. During and after the Term, the Director shall not at any time, directly or indirectly, divulge, reveal, or communicate any Confidential Information of IMB, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates obtained by the Director while serving as a director of IMB and/or the Bank to any person or use any Confidential Information for his or her own benefit or for the benefit of any other person. For purposes of this Agreement, “Confidential Information” includes all secrets and other confidential information, knowledge, know-how, sales, financial information, customers, lists of customers and prospective customers, broker lists, rate sheets, strategies, or products, as well as all documents, reports, and proposals relating to the same, with respect to IMB, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates. Notwithstanding the foregoing, “Confidential Information” does not include (i) information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Director, (ii) information that was in the Director’s possession prior to serving as a director of IMB or information received by the Director from another person without any limitations on disclosure, but only if the Director had no reason to believe the other person was prohibited from using or disclosing the information by contractual or fiduciary obligation, or (iii) information that was independently developed by the Director without using any Confidential Information of IMB, the Bank, GBCI, or GBCI’s subsidiaries, divisions, or affiliates.

b.	Defend Trade Secrets Act. Pursuant to the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), the Director will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a proceeding, if such filing is made under seal.

5.	Outside Covered Area; Requests for Consent. Nothing in this Agreement prevents the Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, a financial institution that has no operations in the Covered Area. During the Term, prior to engaging in any manner in a Competing Business, the Director may request in writing that GBCI waive the restrictions set forth in this Agreement with respect to a particular proposed activity. If GBCI determines, in its sole discretion, that such activity is acceptable, GBCI will provide the Director with written consent to engage in such activity, and such activity will thereafter not be deemed a Competing Business.

6.	Passive Interest. Notwithstanding anything to the contrary contained herein, nothing in this Agreement will prevent the Director from owning two percent (2%) or less of any class of security of a Competing Business.

7.	Remedies. Any breach of this Agreement by the Director will entitle Glacier Bank, the Division, and GBCI, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to, it being agreed that money damages alone would be an inadequate remedy for such breach. The rights and remedies of the parties to this Agreement are cumulative and not alternative. The liability and obligations of the Director are individual to the Director.

8.	Severability. If any provision of this Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, will not be affected.

9.	Reformation. If any court determines that the obligations and restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform any unenforceable provisions to the maximum obligations or restrictions, term, and scope, as applicable, that such court finds enforceable.

10.	Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Montana. The parties must bring any legal proceeding arising out of this Agreement in the state courts situated in Kalispell, Montana or the federal district courts of the Missoula Division for the State of Montana. Each party consents to and submits to the jurisdiction of any such court.

11.	Counterparts. This Agreement may be executed in one or more counterparts, including facsimile and/or scanned counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

- Signatures appear on the following pages -

This Director Non-Competition Agreement is dated as of the date set forth in the introductory paragraph.

GLACIER BANCORP, INC.		INTER-MOUNTAIN BANCORP., INC.

By:	Randall M. Chesler	By:	Bruce A. Gerlach
Its:	President and CEO	Its:	President and CEO

GLACIER BANK		FIRST SECURITY BANK

By:	Randall M. Chesler	By:	Steven E. Wheeler
Its:	President and CEO	Its:	President and CEO

- Director signatures follow on the next page -

[Company Signature Page to Director Non-Competition Agreement]

This Director Non-Competition Agreement is dated as of the date set forth in the introductory paragraph.

DIRECTOR:

Print name:

[Director Signature Page to Director Non-Competition Agreement]